EXHIBIT 10.56b

June 26, 2003

Aspect Communications Corporation
1310 Ridder Park Drive
San Jose, California 95131-2313

Re:	Patent License Agreement and Mutual Release between Lucent Technologies
Inc. and Aspect Telecommunications Corporation Relating to Information
Handling Systems, Programs and Semiconductive Devices effective
January 1, 1998, (referred to as the “PLA”)

Dear Sir or Madam:

Based upon the recent discussions between our companies concerning the PLA, it is proposed to amend the PLA as follows:

1.	Except as set forth below, the terms and conditions of the PLA remain in full force and effect. Any term in capital letters which is defined in the PLA shall retain the meaning specified therein (unless specifically modified herein).

2.	This Letter Agreement shall be effective as of January 1, 2003.

3.	Section 2.01(c) of the PLA shall be amended to read as follows:

“Two annual payments payable to LUCENT as follows:

Two million five hundred thousand U.S. dollars ($2,500,000) royalty for calendar year 2003 payable on or before July 3, 2003; and

Two million five hundred thousand U.S. dollars ($2,500,000) royalty for calendar year 2004 payable on or before March 15, 2004.”

LUCENT/ASPECT PROPRIETARY

4.	ASPECT agrees to forego and relinquish any rights that ASPECT previously had under the PLA to elect not to extend the LIMITED PERIOD under Section 2.01(d) of the PLA and under the Definition of LIMITED PERIOD in the Definitions Appendix of the PLA. As such, subject to the payment schedule set forth in this paragraph 4, the LIMITED PERIOD shall extend through and including February 28, 2008. LUCENT and ASPECT agree that Section 2.01(d) shall be amended to read as follows:

"(d) Three annual payments payable to LUCENT as follows:

Three million U.S. dollars ($3,000,000) royalty for calendar year 2005 payable on or before March 15, 2005.

Three million U.S. dollars ($3,000,000) royalty for calendar year 2006 payable on or before March 15, 2006.

Three million U.S. dollars ($3,000,000) royalty for calendar year 2007 payable on or before March 15, 2007.”

5.	The payments that ASPECT is required to make to LUCENT under paragraph 4 of this Letter Agreement shall be due even if ASPECT exercises its right to terminate all or a portion of the licenses and rights granted to it under Section 3.02(a) of the PLA or any other Section of the PLA.

6.	In the event that ASPECT fails to make the calendar year 2003 payment required on or before July 3, 2003 by paragraph 3 of this Letter Agreement, this entire Letter Agreement shall be null and void and the rights and obligations of the parties under the PLA shall continue as specified in the PLA.

7.	Any payments made by ASPECT under this Letter Agreement are non-refundable.

8.	Section 2.01(e) of the PLA shall be amended to read as follows:

“Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of six percentage points (6%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.”

9.	ASPECT shall mean Aspect Communications Corporation, a California corporation having an office at 1310 Ridder Park Drive, San Jose, California 95131-2313. Any notice or other communication hereunder shall be sufficiently

LUCENT/ASPECT PROPRIETARY

given to ASPECT when sent by certified mail addressed to General Counsel, Aspect Communications Corporation at the foregoing address. Aspect Communications Corporation is the same legal entity as Aspect Telecommunications Corporation; the articles of incorporation of Aspect Telecommunications Corporation were amended to change the name of the company to Aspect Communications Corporation.

If you agree with the foregoing, please so indicate by signing and dating this Letter Agreement in the spaces provided below, and returning such signed Letter Agreement to us.

Very truly yours,

LUCENT TECHNOLOGIES INC.

By:	/s/ D. L. Padilla

D. L. Padilla
President, Intellectual Property Business

Date:	6/26/03

ACCEPTED AND AGREED TO:

ASPECT COMMUNICATIONS CORPORATION

By:	/s/ Gary A. Wetsel

Name:	Gary A. Wetsel	APPROVED

Title:	Exec. VP CFO	Aspect Legal

Date:	6/27/03	/s/ sy

Signature

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LUCENT/ASPECT PROPRIETARY